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STATE OF DELAWARE
OFFICE OF THE SECRETARY OF STATE

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "XCL LTD.", FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF OCTOBER, A.D. 1995, AT 10 0'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO
THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


[SEAL OF SECRETARY'S
OFFICE]                  /s/ Edward J. Freel
                          ________________________________
                         Edward J. Freel, Secretary of State

2147839   8100           AUTHENTICATION:     7695356

9505251653               DATE:               11-01-95
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                           CERTIFICATE OF AMENDMENT
                                   OF THE
                         CERTIFICATE OF INCORPORATION
                                     OF
                                   XCL LTD.

            (Pursuant to Section 242 of the General Corporation Law)
                        ________________________________

     THE UNDERSIGNED, David A. Melman and Lisha C. Falk, being the duly elected Executive Vice President and Assistant Secretary, respectively of XCL Ltd., a Delaware corporation (the "Company"), for the purposes of amending the Certificate of Incorporation pursuant to Section 242 of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY THAT:

     FIRST:   On June 14, 1995, the Board of Directors of said
Company duly adopted resolutions proposing an amendment to Paragraph 11 of the terms of the Company's Series A, Cumulative Convertible Preferred Stock, par value $1.00 per share (the "Series A Preferred Stock"), as such terms are set forth in that Certificate of Designation of Series A Preferred Stock, filed on July 6, 1990 with the Secretary of the State of the State of Delaware pursuant to Section 151 of the General Corporation Law of the State of Delaware (the "Certificate of Designation"), declaring such amendment's advisability and proposing the solicitation of the written consent to the amendment to the holders of the Series A Preferred Stock. The proposed amendment (the "Amendment") as summarized in said resolutions and submitted in summary form to such stockholders for approval is as follows:


          1. Paragraph 11 of the Certificate of Designation is hereby amended to eliminate sub-paragraph (a)(i), in its entirety.

          2. The remaining sub-paragraphs (a)(ii) and (a)(iii) are, accordingly, redesignated (a)(i) and (a)(ii), respectively.

          3.   The remaining terms and provisions of the Series A
          Preferred Stock shall remain in full force and effect.

     SECOND:   In lieu of a meeting and vote of holders of the
Series A Preferred Stock, the holders of record on the record date, August 18, 1995, of an aggregate of 404,381 shares of the Series A Preferred Stock, and exceeding the two-thirds vote required to approve the Amendment, representing approximately 67.48% of the issued and outstanding shares of Series A Preferred Stock, gave their written consent to said Amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and the provisions of Paragraph 9 of the Certificate of Designation, which written consents have been filed with the Company as required under said Section 228.

     THIRD:   The the remaining terms and provisions of the
Series A Preferred Stock remain in full force and effect without amendment.

     FOURTH:   Written notice of the approval of the Amendment
has been given to holders of the Series A Preferred Stock who have not so consented in writing.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate of Amendment to be signed and attested by its officers thereunto duly authorized and its corporate seal to be affixed this 30th day of October, 1995.

                                   /s/ David A. Melman
                                   _____________________________
                                        David A. Melman
                                        Executive Vice President

ATTEST:

/s/ Lisha C. Falk
_______________________________
Lisha C. Falk
Assistant Secretary

STATE OF LOUISIANA       )
                         :ss:
PARISH OF LAFAYETTE      )


          BE IT REMEMBERED that on this 30th day of October, 1995, personally came before me, a Notary Public in and for the State and Parish aforesaid, David A. Melman and Lisha C. Falk, the Executive Vice President and the Assistant Secretary, respectively, of XCL Ltd., the corporation described in the foregoing instrument and known to me personally to be such, and acknowledged the said instrument to be their own act and deed ad the act and deed of said corporation; that the signatures are in their own handwriting , and that the facts stated in said instrument are true.


                              /s/ Suzanne Marse Bourque
                            ________________________________
                                        Notary Public

                              My commission expires: At Death
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